As filed with the Securities and Exchange Commission on April 25, 1997
                                        Registration Statement No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                  InaCom Corp.
             (Exact name of registrant as specified in its charter)
            Delaware                                   47-0681813
(State or other jurisdiction of                    (I.R.S. Employer
 incorporation or organization)                 Identification Number)
                               10810 Farnam Drive
                              Omaha, Nebraska 68154
                                 (402) 392-3900
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               David C. Guenthner
                               10810 Farnam Drive
                              Omaha, Nebraska 68154
                                 (402) 392-3900
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ----------------------
                                   Copies to:
                               David L. Hefflinger
                      McGrath, North, Mullin & Kratz, P.C.
                                   Suite 1400
                             One Central Park Plaza
                                 Omaha, NE 68102

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.


     If the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
Title of each class of securities    Amount to be      Proposed maximum         Proposed maximum              Amount of
to be registered                      registered       offering price per unit  aggregate offering price(1)   Registration Fee(1)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock ($.10 par value).....      861,937               $21.57                $18,591,981                 $5,634
====================================================================================================================================
----------
         (1)Estimated  for the  purpose  of  calculating  the  registration  fee pursuant to Rule 457(c) of the  Securities  Act of 1933, as amended, on the basis of the  average of the high and low prices per share as reported on the Nasdaq National Market on April 22, 1997.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
                                861,937 Shares of
                                  InaCom Corp.
                                  COMMON STOCK
                                ($.10 Par Value)
                               -------------------


     All 861,937 shares (the "Common Stock") may be offered for sale from time to time by and for the account of certain stockholders (the "Selling Stockholders") of InaCom Corp. ("InaCom" or the "Company") or by pledgees, donees, transferees or other successors in interest of such Selling Stockholders. See "Selling Stockholders". Such sales may be made on the Nasdaq National Market, on one or more exchanges, in the over-the-counter market or otherwise, at prices and at terms then prevailing, at prices related to the then current market price or in negotiated transactions. See "Plan of Distribution".

     InaCom will not receive any of the proceeds of the sale of the Common Stock. All expenses relating to the distribution of the Common Stock are to be borne by InaCom, other than selling commissions and fees and expenses of counsel and other representatives of the Selling Stockholders. On April __, 1997, the last reported sale price of the Common Stock on the Nasdaq National Market was $______ per share.

--------------------------------------------------------------------------------


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.
              -----------------------------------------------------






















_______________, 1997

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. and at the Commission's regional offices at 75 Park Place, New York, New York 10007 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, such reports, proxy statements and other information concerning the Company may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006-1506. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov.

     The Company has filed a registration statement on Form S-3 (together with all amendments and exhibits filed or to be filed in connection therewith, the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to the Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained or incorporated by reference herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to the Exchange Act are hereby incorporated by reference: (i) Annual Report on Form 10-K for the fiscal year ended December 28, 1996; (ii) Quarterly Report on Form 10-Q for the quarter ended March 29, 1997, and (iii) Proxy Statement for the Annual Meeting of Stockholders held on April 22, 1997.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to David C. Guenthner, Chief Financial Officer, InaCom Corp., 10810 Farnam Drive, Omaha, Nebraska 68154, Telephone: (402) 392-3900.

                       CERTAIN FORWARD-LOOKING STATEMENTS

     The Prospectus, including documents incorporated by reference herein, contains certain forward-looking statements and information relating to the Company that are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions, including factors described in documents incorporated herein by reference. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as believed, estimated or expected.

                                     INACOM

     General. InaCom Corp., a Delaware corporation ("Inacom" or the "Company") is a leading provider of technology management services to the end-user business client. Inacom sells computer services, computer products, and communication products and services to a targeted client base consisting primarily of large and medium-sized corporate clients. Inacom's products and services are offered both independently and in conjunction with one another, which enables Inacom to provide a broad range of tailored solutions to meet specific client needs. Inacom's strategy is a single source, long-term provider of products and services designed to help businesses optimize information technology investments and control ongoing costs throughout the life cycle of the client's technology systems.

     Computer Products. Computer products include microcomputers, workstations, servers, monitors, printers and operating systems software. Inacom currently distributes computer products for leading vendors such as COMPAQ, IBM, Hewlett-Packard, Toshiba, Apple, NEC, Epson, Okidatda, Lexmark, NCR, Novell, Banyan, Microsoft, Oracle, 3Com, SynOptics, SCO and Network General.

     Computer Services. InaCom has developed a broad range of life cycle management computer services to help its business clients manage their information technology. These services include logistics services, support services, system integration services and professional management services, and can be purchased individually or as components of a complete package.

     Communication Products and Services. Communication products and services include phone systems, voice mail, voice processing, data network equipment, multiple small office/home office offerings and maintenance. Inacom also offers network services including long distance, 800 service, calling cards, wide area value-added data networking, video conferencing and cellular communications.

     History. The Company has been engaged in the distribution of computer products and computer services since October 1982 and communications products and services since February 1987. The Company was established as a division of Valmont Industries, Inc. ("Valmont") in 1982 and became a wholly owned-subsidiary of Valmont in March 1985 under the name ValCom, Inc. The Company completed an initial public offering of its common stock in 1987 and changed its name to InaCom Corp. in 1991.

     Inacom historically has grown as a leading seller of computer products. The Company changed its strategic direction in the 1990's to meet the evolving technology needs of its business clients. With the proliferation and increasing complexity of computer products, information technology and related services, businesses began searching for a single source, long-term provider to design and manage their technology systems and control costs. Inacom's growth strategy begins with its proprietary distribution systems which enable it to deliver fully-designed and configured computer and communications systems to its end-user business clients. The resulting contact with end users provide opportunities to build ongoing client relationships and provide such clients with more comprehensive and higher margin computer services.

                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, par value $.10 per share, and 1,000,000 shares of Class A Preferred Stock, par value $1.00 per share. As of February 28, 1997, there were 10,850,008 shares of Common Stock outstanding and no shares of Class A Preferred Stock outstanding. On June 15, 1996, InaCom issued $55,250,000 in aggregate principal amount of its 6% Convertible Subordinated Debentures due June 15, 2006 (the "Debentures"). The Debentures are convertible at the option of the holder into Common Stock at a conversion price of $24.00 per share; an aggregate of 2,302,084 shares of Common Stock would be issued if all Debentures were converted into Common Stock.

Common Stock

     Holders of outstanding Common Stock are entitled to such dividends as may be declared by the Company Board of Directors out of the assets legally available for that purpose, and are entitled to one vote per share on all matters submitted to a vote of the stockholders of the Company. The holders of shares of Common Stock do not have cumulative voting rights. Therefore, the holders of more than 50% of the Common Stock voting for the election of directors can elect all the directors, and the remaining holders will not be able to elect any directors. The holders of Common Stock have no pre-emptive or other subscription rights, and there are no conversion or redemption or sinking fund provisions with respect to such shares.

     All of the outstanding shares of Common Stock will be, when issued upon conversion of the Debentures, duly authorized, validly issued, fully paid and nonassessable.

Preferred Stock

     The Company Board of Directors is authorized to issue up to 1,000,000 shares of Class A Preferred Stock in one or more series, from time to time, with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof, as may be provided in a resolution or resolutions adopted by the Company Board of Directors. The authority of the Company Board of Directors includes, but is not limited to, the determination or fixing of the following with respect to shares of such class or any series thereof: (i) the number of shares; (ii) the dividend rate and the date from which dividends are to be cumulative; (iii) whether shares are to be redeemable and, if so, the terms and amount of any sinking fund providing for the purchase or redemption of such shares; (iv) whether shares shall be convertible, and, if so, the terms and provisions thereof; (v) what restrictions are to apply, if any, on the issue or reissue of any additional Class A Preferred Stock; and (vi) whether shares have voting rights. Shares of Class A Preferred Stock may be issued with a preference over the Common Stock as to the payment of dividends. No shares of Class A Preferred Stock have been issued.

     Classes of stock such as the Class A Preferred Stock may be used, in certain circumstances, to create voting impediments on extraordinary corporate transactions or to frustrate persons seeking to effect a merger or otherwise to gain control of the Company. For the foregoing reasons, any shares of Class A Preferred Stock issued by the Company could have an adverse effect on the rights of the holders of the Common Stock. The Company has no present plans to issue any shares of Class A Preferred Stock.

Liquidation and Other Rights

     Upon liquidation, the holders of Common Stock are entitled to share ratably in assets available for distribution to stockholders after satisfaction of any liquidation preferences of any outstanding preferred stock. The issuance of any shares of series of Class A Preferred Stock in future financings, acquisitions or otherwise may result in dilution of voting power and relative equity interest of the holders of shares of Common Stock and will subject the Common Stock to the prior dividend and liquidation rights of the outstanding shares of the series of preferred stock.

Advance Notice Requirements in Connection with Stockholder Meetings

     The Company bylaws establish an advance notice procedure for bringing business before an annual meeting of stockholders and for nominating (other than by or at the direction of the Board of Directors) candidates for election as directors at a meeting of stockholders. To be timely, notice of business to be brought before an annual meeting or nominations of candidates for election of directors at a meeting must be received by the Secretary of the Company not less than 60 nor more than 90 days prior to the meeting. In the event that less than 40 days' notice or prior public disclosure of the date is given or made to stockholders, notice by the stockholder must be received no later than the tenth day following the date on which notice of the date of the meeting was mailed or public disclosure thereof was made.

Section 203 of the Delaware General Corporation Law

     Section 203 of the General Corporation Law of the Delaware prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless upon consummation of such transaction the interested stockholder owned 85% of the voting stock of the corporation outstanding at the time the transaction commenced or unless the business combination is, or the transaction in which such person became interested stockholder was, approved in a prescribed manner. A "business combination" includes a merger, an asset sale and any other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns 15% or more of the corporation's voting stock.

Transfer Agent

     The transfer agent for the Common Stock is First National Bank of Omaha, Omaha, Nebraska.

                              SELLING STOCKHOLDERS

     The 861,937 shares of Common Stock offered in this Prospectus are owned by the following InaCom stockholders (the "Selling Stockholders") in the indicated amounts:
                                                        Shares of
                                                          InaCom
          Selling Stockholder                          Common Stock
          -------------------                          ------------
            Michael Close                                256,749
            Steve Hysjulien                                3,701
            Greg Thompson                                  2,928
            James Lawrence                                 2,158
            Robert Larson                                  2,158
            Nick Schlee                                    2,158
            Robert L. Toombs                              71,757
            Karen L. Toombs                               17,940
            Paul Donohoe                                  43,034
            John Vlcek                                    65,066
            Joel Klinger                                     752
            Capital Alliance Corporation                   8,015
            Michael N. Day                                42,139
            Paul J. Tetreault                             42,139
            Joseph C. Roebuck                            126,418
            Arynkel, Inc.                                174,825

     InaCom acquired Networks, Inc., Gorham Clark, Inc. and Perigee Communications, Inc. on December 20, 1996 and issued or agreed to issue an aggregate of 476,416 shares of Common Stock to the former shareholders of the companies. The former shareholders of Networks, Inc. and Perigee Communications, Inc., Michael Close, Steve Hysjulien, Greg Thompson, James Lawrence, Robert Larson, Nick Schlee, Robert L. Toombs, Karen L. Toombs and Capital Alliance Corporation may not sell any shares herein until the filing by InaCom of its Form 10-Q for the quarter ended March 29, 1997.

     The sale of the shares listed above for Paul Donohoe, John Vlcek and Joel Klinger, former shareholders of Gorham Clark, Inc., and 3,926 of the shares listed above for Capital Alliance Corporation are subject to certain conditions, and if such conditions are satisfied, such shares will be released to them for sale and each of them may sell up to 50% of the shares after January 2, 1998 and the remaining 50% of the shares after January 2, 1999.

     InaCom acquired Computer Resources International, Inc. and Motor City Computer Services, Inc. on February 14, 1997 and issued an aggregate of 210,696 shares to the former shareholders of the company, Michael N. Day, Paul J. Tetreault and Joseph C. Roebuck.

     InaCom acquired substantially all of the assets of Arynkel, Inc. on February 21, 1997 and issued 174,825 shares to Arynkel, Inc.

                              PLAN OF DISTRIBUTION

     The Common Stock may be offered from time to time on the Nasdaq National Market, on other exchanges on which the Common Stock may be listed, in the over-the-counter market or in other ways not involving market-makers or established trading markets, including direct sales to purchasers or sales effected through agents, at prices and at terms then prevailing, at prices related to the then current market price or in negotiated transactions. The shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of an exchange; (d) ordinary brokerage transactions and transactions in which the broker or dealer solicits purchasers;
(e) pursuant to call and put options or similar rights giving the holder, the broker or dealer the right to purchase or the Selling Stockholders, the broker or dealer the right to sell a fixed amount of Common Stock at pre-negotiated prices; and (f) by bona fide pledgees of shares pursuant to loan and pledge agreements with the Selling Stockholders. Brokers or dealers will receive commissions or discounts from the Selling Stockholders in amounts to be negotiated by the Selling Stockholders.

                                  LEGAL MATTERS

     The validity of the Common Stock offered hereby have been passed upon for the Company by McGrath, North, Mullin & Kratz, P.C., Omaha, Nebraska 68102.

                                     EXPERTS

     The consolidated financial statements and schedule of InaCom Corp. as of December 28, 1996 and December 30, 1995, and for each of the years in the three-year period ended December 28, 1996, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or the solicitation of an offer to buy, the Securities in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

                                -----------------


     TABLE OF CONTENTS
                                                        Page
Available Information.........................            2
Incorporation of Certain
  Documents By Reference......................            2
InaCom........................................            3
Description of Capital Stock..................            3
Selling Stockholders..........................            5
Plan of Distribution..........................            6
Legal Matters.................................            6
Experts.......................................            6









                                     861,937

                                     Shares

                                       of

                                  InaCom Corp.



                                  Common Stock
                                ($.10 Par Value)

                                 --------------


                                   PROSPECTUS
                                __________, 1997

                                  -------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth the various expenses and costs (other than underwriting discounts and commissions) expected to be incurred in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimated except the registration fees of the Commission.

=====================================================================
                Item                       Amount to be paid by
                                                  Company
---------------------------------------------------------------------
SEC registration fee                            $5,634
---------------------------------------------------------------------
Printing and engraving expenses                  1,000*
---------------------------------------------------------------------
Accounting fees and expenses                     5,000*
---------------------------------------------------------------------
Legal fees and expenses                         10,000*
---------------------------------------------------------------------
Miscellaneous                                      366*
---------------------------------------------------------------------
 Total                                          22,000*
=====================================================================

-------------------------
*Estimated

Item 15. Indemnification of Directors and Officers.

     Pursuant to Article VII of the Certificate of Incorporation of InaCom, InaCom shall, to the extent required, and may, to the extent permitted, by
Section 102 and Section 145 of the General Corporation Law of the State of Delaware, indemnify and reimburse all persons whom it may indemnify and reimburse pursuant thereto. No director shall be liable to InaCom or its stockholders for monetary damages for breach of fiduciary duty as a director with respect to acts or omissions occurring on or after May 27, 1987. A director shall continue to be liable for (i) any breach of a director's duty of loyalty to InaCom or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) paying a dividend or approving a stock repurchase which would violate Section 174 of the General Corporation Law of the State of Delaware; or (iv) any transaction from which the director derived an improper personal benefit.

     The by-laws of InaCom provide for indemnification of InaCom's officers and directors against all expenses, liabilities or losses reasonably incurred or suffered by them, including liability arising under the Securities Act of 1933, to the extent legally permissible under section 145 of the General Corporation Law of the State of Delaware where any such person was, is, or is threatened to be made a party to or is involved in any action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact such person was serving InaCom in such capacity. Generally, under Delaware law, indemnification may only be available where an officer or director can establish that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of InaCom.


Item 16. Exhibits.

Exhibit 4.1 Specimen Common Stock Certificate incorporated by reference from Exhibit 4.1 of the Company's registration statement on Form S-3 (333-11687)

           4.4 Restated Certificate of Incorporation of the Company, as amended, incorporated herein by reference to the Company's Current Report on Form 8-K dated March 30, 1993.

           4.5 Bylaws of the Company, as amended to date, incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 28, 1996.

           5.1      Opinion of McGrath, North, Mullin & Kratz, P.C.

          23.1      Consent of KPMG Peat Marwick LLP

          23.2      Consent of McGrath, North, Mullin & Kratz, P.C. (included in
                    Exhibit 5.1)

          24        Powers of Attorney

Item 17. Undertakings.

         The undersigned registrant ("Registrant") hereby undertakes

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

         (d) That, for purposes of determining any liability under the Securities Act of 1933 (the "Securities Act"), each filing of the Registrant's annual report pursuant to Section 13(a) or
                  Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to written agreements, Bylaw provisions or the Delaware Law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, InaCom Corp., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on the 25th day of April, 1997.

                                                 INACOM CORP.

                                                  /s/ Bill L. Fairfield
                                             By:_____________________________
                                                 Bill L. Fairfield, President

     Pursuant  to  the   requirements   of  the  Securities  Act  of  1933  this
Registration Statement has been signed below by the following persons in the capacities indicated on the 25th day of April, 1997.

            Signature                                          Title

     /s/ Bill L. Fairfield
_____________________________________              President (Principal
        Bill L. Fairfield                          Executive Officer) and
                                                   Director
     /s/ David C. Guenthner
_____________________________________              Executive Vice President
        David C. Guenthner                         and Chief Financial Officer
                                                   (Principal Financial and
                                                   Accounting Officer)


         Joseph Auerbach*                          Director
         Mogens C. Bay*                            Director
         W. Grant Gregory*                         Director
         Rick Inatome*                             Director
         Joseph Inatome*                           Director
         Gary Schwendiman*                         Director
         Linda S. Wilson*                          Director

     * Bill L. Fairfield, by signing his name hereto, signs the Registration Statement on behalf of each of the persons indicated. A Power-of-Attorney authorizing Bill L. Fairfield to sign this Registration Statement on behalf of each of the indicated Directors of InaCom Corp. is filed herewith as Exhibit 24.

                                                  /s/ Bill L. Fairfield
                                            By:________________________
                                               Bill L. Fairfield
                                               Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit                    Description                                      Page

 4.1 Specimen Common Stock Certificate incorporated by reference from Exhibit 4.1 of the Company's registration statement on Form S-3 (333-11687)

 4.4 Restated Certificate of Incorporation of the Company, as amended, incorporated herein by reference to the Company's Current Report on Form 8-K dated March 30, 1993.

 4.5 Bylaws of the Company, as amended to date, incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 28, 1996.

 5.1     Opinion of McGrath, North, Mullin & Kratz, P.C.

23.1     Consent of KPMG Peat Marwick LLP

23.2     Consent of McGrath, North, Mullin & Kratz, P.C.
         (included in Exhibit 5.1)

24       Powers of Attorney